May 25, 2023 2023 Analyst & Investor Day

2023 ANALYST & INVESTOR DAY Welcome & Agenda Kristie Waugh Senior Vice President, Investor Relations and FP&A

Forward-looking statements Certain statements made in this presentation and the associated webcast may constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information concerning future strategic objectives, business prospects, anticipated savings, financial results (including expenses, earnings, liquidity, cash flow and capital expenditures), industry or market conditions, demand for and pricing of our products, acquisitions, divestitures, anticipated results of litigation, regulatory developments, and general economic conditions. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would,” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements. Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from those expressed in the forward-looking statements. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our filings with the Securities and Exchange Commission (the “SEC”) from time to time, including our most recent Annual Report on Form 10-K, and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are available at www.raymondjames.com and the SEC’s website at www.sec.gov. We expressly disclaim any obligation to update any forward-looking statement in the event it later turns out to be inaccurate, whether as a result of new information, future events, or otherwise. 3

Agenda 4 2:00 PM PAUL REILLY Chair & CEO, Raymond James Financial Strategic Overview 2:30 PM SCOTT CURTIS President, Private Client Group Private Client Group 3:00 PM PAUL SHOUKRY CFO, Raymond James Financial Financial Review 3:30 PM RJF PRESENTERS Q&A Panel

2023 ANALYST & INVESTOR DAY Strategic Overview Paul Reilly Chair & CEO, Raymond James Financial

6 Our firm has been shaped by four core values

7 Firm overview Private Client Group 67% Capital Markets 16% Asset Management 8% Bank Segment 9%Client assets under administration $1.22 trillion Approximately 8,700 advisors in U.S., Canada, and U.K. 141 consecutive quarters of profitability More than 2x required total capital ratio* Strong credit ratings with stable outlook: A- (Fitch), A3 (Moody’s), A- (S&P) S&P 500 & Fortune 400 company $11.0B Net Revenues FY 2022 Note: Chart is intended to show relative contribution of each of the firm's four core business segments. Percentages do not add to total net revenues due to "Other" segment and intersegment eliminations not being depicted. Other includes the firm's private equity investments, interest income on certain corporate cash balances, as well as certain corporate overhead costs of Raymond James Financial including the interest cost on our public debt, losses on extinguishment of debt, and certain acquisition-related expenses. *To be considered well-capitalized. BY THE NUMBERS (as of Mar. 31, 2023 unless otherwise stated)

8 Premier alternative to Wall Street Sc op e an d sc al e of s er vi ce s Culture: Service/client orientation Wirehouses Boutiques Regionals Custodians Raymond James Independents

Diverse and complementary businesses



PRIVATE CLIENT GROUP
~$22B
Loans primarily to PCG clients (mortgages, SBL loans, structured lending)
$52B
Stable source of deposits**
Significant distribution capabilities
Referrals
~60 analysts covering ~1,190 companies*
High-quality research
Corporate executive services
Product due diligence and selection (AMS)
Investment options (RJIM)
BANK
CAPITAL MARKETS
ASSET MANAGEMENT
Loans to institutional clients
Research opinions
Referrals
Economic and industry research and perspectives

Note: As of March 31, 2023.
*Includes U.S. and Canadian companies. **Represents Total clients' domestic cash sweep and Enhanced Savings Program balances.

9
RAYMOND JAMES

10 Diversification has shown its value over the cycle 36% 33% 40% 40% 36% 34% 41% 40% 43% 37% 47% 13% 15% 16% 12% 15% 13% 7% 8% 18% 26% 19%11% 14% 15% 16% 14% 16% 17% 17% 23% 19% 17% 40% 39% 29% 32% 36% 37% 35% 35% 16% 18% 17% FY 2012 FY 2013 FY 2014 FY 2015 FY 2016 FY 2017 FY 2018 FY 2019 FY 2020 FY 2021 FY 2022 CONTRIBUTION OF PRE-TAX INCOME BY SEGMENT* Bank Asset Management Capital Markets Private Client Group Note: Chart above does not include intersegment eliminations or the Other segment. May not total due to rounding.

Strength and stability 11 Since our founding, we have always put clients first and made conservative decisions to position us well over the long term.

14% 59% 88% 95% SVB Peer Average Source: S&P Capital IQ Pro Note: Financial data as of most recent quarter. Some companies have been adjusted to include multiple bank charters in the analysis. Percent of total deposits that are FDIC insured We are industry leaders in offering Private Client Group clients as much FDIC coverage as possible. About 95% of all Raymond James Bank deposits are FDIC insured, as are about 88% of total deposits for both Raymond James Bank and TriState Capital Bank. Percent of total eposits that are FDIC insured 12

13 Maintaining strong capital position 5% 10% 15% 20% 25% 30% 4% 5% 6% 7% 8% 9% 10% 11% 12% To ta l C ap ita l R at io * Tier 1 Leverage Ratio** Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 RJF Peer 1 Regulatory Requirements to be Well-Capitalized R JF T ar ge t Note: Sourced from publicly available information as of March 31, 2023. *Total Capital Ratio is equal to Total Capital divided by risk weighted assets (as defined by regulations). **Tier 1 Leverage Ratio is equal to Tier 1 Capital divided by adjusted average assets (as defined by regulations).

Tangible common equity to tangible assets 14 Client cash balances 33.6 36.6 38.7 39.1 37.7 35.2 32.0 25.9 25.5 22.0 18.2 9.4 9.4 13.3 17.0 13.7 6.4 3.1 2.4 2.0 2.0 2.7 5.4 8.5 76.5 75.8 67.1 60.4 52.2 52.0 55.8 3/31/2022 6/30/2022 9/30/2022 12/31/2022 3/31/2023 4/30/2023 5/19/2023 RJBDP - bank segment RJBDP - third party banks CIP ESP* 14 *In March 2023, we launched our Enhanced Savings Program (ESP), in which Private Client Group clients may deposit cash in a high-yield Raymond James Bank account. TOTAL CLIENTS’ DOMESTIC CASH SWEEP AND ENHANCED SAVINGS PROGRAM* BALANCES $ BILLIONS

Looking ahead 15

16

17 Growth initiatives Drive organic growth across core businesses 1 Expand investments in technology 2 Maintain focus on strategic M&A and effective integrations 3

18 Private Client Group Drive organic growth across core businesses 1 Best-in-class experience Leverage entire firm’s resources Strong retention and recruiting Industry- leading technology

19 Competitive Advantage: Advisor-centric culture + large firm resources Raymond James Wirehouse Boutique Adviso r advisor client advisorclient Disintermediation Limited Resources Drive organic growth across core businesses 1

20 Capital Markets Drive organic growth across core businesses 1 Expand M&A platform New market expansion Attract and develop key professional talent

U.S. investment banking activity has slowed considerably 0 $4 $8 $12 $16 0 7,500 1,500 3,000 4,500 6,000 1Q19 1Q232Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 Mergers & Acquisitions Debt Capital Markets Equity Capital Markets Deal Count $ in billion -57% -37% $20 21 Drive organic growth across core businesses 1 Source: Acuris / Dealogic; Calendar quarter data

22 RJF investment banking revenues Driving long-term growth through consistent investment in talent 312 379 290 639 709 189 128 132 227 332 248 61 61 85 133 172 143 45 501 596 650 1,143 1,100 590 FY 2018 FY 2019 FY 2020 FY 2021 FY 2022 FYTD 2023* M&A Advisory Equity Underwriting Debt Underwriting Annualized Drive organic growth across core businesses 1 79 86 92 98 104 113 FY 2017 FY 2018 FY 2019 FY 2020 FY 2021 FY 2022 Note: Charts not to scale. *FYTD 2023 as of March 31, 2023; Annualized amount equal to fiscal year-to-date results multiplied by 2. **GEIB excludes Canadian operations. GEIB INVESTMENT BANKING MANAGING DIRECTORS** (annual average) INVESTMENT BANKING REVENUE MIX $ MILLIONS

23 Asset Management Drive organic growth across core businesses 1 Enhance investment solutions Implement technology for increased productivity Expand Raymond James Investment Management

24 Bank Segment Drive organic growth across core businesses 1 Grow securities- based loans Selectively grow corporate loans Manage credit risk

Tech that connects 25 FLEXIBLE INTUITIVE EFFICIENT CUSTOMIZABLE PRODUCTIVE BUSINESS GROWING SERVE CLIENTS ANYWHERE Expand investments in technology 2

26 Future of advice Expand investments in technology 2

27 1999 2009 2011 2012 2015 2016 2017 2019 2020 2021 2022 We have a strong track record and remain focused on strategic M&A Maintain focus on strategic M&A and effective integrations 3 Roney & Co.

Our approach to corporate responsibility 28 PEOPLE SUSTAINABILITY COMMUNITY GOVERNANCE

Commitment to our communities 29 Note: For more information, see the 2022 Corporate Responsibility Report available on our Investor Relations website. Figures above denote contributions to Raymond James Cares Month in 2022 across the U.S., Canada and the U.K. * Participation totals are derived from associate and advisor self-reports. 120,000 People across 110 communities assisted 7,000 Volunteer Hours 83,000 Meals, Packed and Served 230 Charitable Organizations Supported 2,800 Volunteers More than*

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2023 ANALYST & INVESTOR DAY Private Client Group Scott Curtis President, Private Client Group

Private Client Group

$1.2T
client assets under administration

8,726
PCG advisors

~1%
regrettable attrition*

$21.5B
net new assets** for fiscal second quarter 2023

Note: As of March 31, 2023 unless otherwise noted. *Regrettable attrition is annualized and defined as any Financial Advisor with a T12 production greater than $350k, who voluntarily leaves the firm to join a competitor. **Domestic Private Client Group net new assets represents domestic Private Client Group client inflows, including dividends and interest, less domestic Private Client Group client outflows, including commissions, advisory fees and other fees.

32

RAYMOND JAMES

660 1,039 1,171 FY 2017 FY 2022 Mar. 31, 2023 Note: Charts not to scale. 5-year CAGR for period FY 2017 – FY 2022. 33 Private Client Group growth ASSETS UNDER ADMINISTRATION $ BILLIONS ASSETS IN FEE-BASED ACCOUNTS $ BILLIONS 295 586 666 FY 2017 FY 2022 Mar. 31, 2023 10% 5-Year CAGR 15% 5-Year CAGR

315 497 300 452 37 124 653 1,073 Mar. 31, 2018 Mar. 31, 2023 Employee Independent contractor RIA & Custody Services (RCS) Note: Quarter-end balances as of March 31, 2018 and March 31, 2023, respectively. 5-year CAGR for period ending second quarter of fiscal year 2018 and 2023, respectively. 34 Growth across our multiple affiliation models DOMESTIC PCG ASSETS UNDER ADMINISTRATION $ BILLIONS 27% 5-Year CAGR 9% 5-Year CAGR 10% 5-Year CAGR 10% 5-Year CAGR

35 Private Client Group growth 202% 113% Raymond James Peer Group Median 10-YEAR CHANGE MAR. 31, 2013 – MAR. 31, 2023 60% 48% Raymond James Peer Group Median 3-YEAR CHANGE MAR. 31, 2020 – MAR. 31, 2023 69% 45% Raymond James Peer Group Median 5-YEAR CHANGE MAR. 31, 2018 – MAR. 31, 2023 -2% -5% Raymond James Peer Group Median TOTAL PCG CLIENT ASSETS UNDER ADMINISTRATION Note: Charts not to scale. Based on publicly available information and RJF estimates and analysis. The definitions for client assets may be inconsistent across companies. Peer Group Median includes Ameriprise, Bank of America/Merrill Lynch, LPL Financial, Morgan Stanley, Stifel Financial and Wells Fargo. 1-YEAR CHANGE MAR. 31, 2022 – MAR. 31, 2023

FY 2017 FY 2022 Mar. 31, 2023 Employees Independent Contractors 7,346 8,681 8,726 3% 5-Year CAGR 8.6% 5.4% 8.3% 9.8% 8.4% 2Q FY22 3Q FY22 4Q FY22 1Q FY23 2Q FY23 36 Private Client Group growth DOMESTIC NET NEW ASSET* GROWTH ANNUALIZED % Note: Charts not to scale. 5-year CAGR for period FY 2017 – FY 2022. *The Domestic Private Client Group net new asset growth — annualized percentage is for the respective quarter to date period and based on the beginning Domestic Private Client Group assets under administration balance for the indicated period. FINANCIAL ADVISORS

373 1,030 408 875 FY 2017 FY 2022 FYTD 2022 FYTD 2023 Note: Charts not to scale. 5-year CAGR for period FY 2017 – FY 2022. FYTD 2023 and FYTD 2022 includes first two quarters of fiscal year 2023 and 2022, respectively. 37 Private Client Group results 4,422 7,710 3,761 4,207 FY 2017 FY 2022 FYTD 2022 FYTD 2023 12% 5-Year CAGR 23% 5-Year CAGR 12% Y/Y Change 114% Y/Y Change NET REVENUES $ MILLIONS PRE-TAX INCOME $ MILLIONS

38 Private Client Group vision By 2030, exceed $2T in AUA by attracting, enabling, and digitally empowering advisors across multiple affiliation options to leverage the entire firm’s resources and Service 1st culture to help clients live their best lives.

39 Digitally Empower Advisors & Clients Leverage Entire Firm’s Resources Strategic imperatives

Strengths Advisor retention & recruiting Advisor and client-focused culture Full-service resources Balance sheet & capital structure Succession planning resources Integrated advisor technology Strong cyber security Opportunities West Coast & Northeast Advisor preferences Migration to RIA & fee-only Changing client preferences Targeted acquisitions Solution & resources utilization Advisor productivity Market position 40

Strategic Growth Initiatives Private Wealth Recruiting Organic Growth RIA 41

42

2023 ANALYST & INVESTOR DAY Financial Review Paul Shoukry Chief Financial Officer, Raymond James Financial

44 Consistent capital priorities focused on growth Track record of generating operating leverage Strong balance sheet Financial priorities focused on being a source of strength and providing flexibility in any market environment

45 Consistent capital priorities focused on growth Organic growth across all our core businesses Acquisitions that represent good cultural and strategic fits Common stock dividend target of 20-30% of earnings Share repurchases to offset share-based compensation dilution and incremental repurchases on opportunistic basis CAPITAL PRIORITIZATION FRAMEWORK

36 752 263 118 162 488 127 151 191 205 218 275 170 127 187 943 468 336 437 658 FY 2017 FY 2018 FY 2019 FY 2020 FY 2021 FY 2022 FYTD 2023*** Share Repurchases* Dividends Paid** Consistent capital priorities focused on growth • Since FY 2017, returned ~$3.2 billion to shareholders through dividends and share repurchases. • Quarterly common dividend of $0.42 per share, 24% increase over prior year • Target common dividend of 20-30% of earnings. In market downturns, the company strives to maintain its most recent dividend, if feasible. • Remain committed to offset share-based compensation dilution and expect to opportunistically repurchase shares over the long-term. • $1.1 billion remains under current share repurchase authorization.*** 46 - 602 14,740 5,028 1,474 1,736 5,037 - $60.39 $51.00 $52.33 $80.21 $93.55 $96.79 # of Shares Repurchased* (thousands) Average Share Price of Shares Repurchased *Under the Board of Directors’ common stock repurchase authorization. **Dividends paid to common shareholders. ***As of March 31, 2023. DIVIDENDS PAID AND SHARE REPURCHASES ($ MILLIONS)

47 Track record of strong revenue growth through diverse revenue streams 6,371 7,274 7,740 7,990 9,760 11,003 5,454 5,659 FY 2017 FY 2018 FY 2019 FY 2020 FY 2021 FY 2022 FYTD 2022 FYTD 2023 CONSOLIDATED NET REVENUES $ MILLIONS Note: 5-year CAGR for period FY 2017 – FY 2022. FYTD 2023 and FYTD 2022 include first two quarters of fiscal year 2023 and 2022, respectively. *Asset-based revenues include asset management and related administrative fees, asset-based brokerage revenues, interest income, RJBDP fees, and mutual fund and annuity service fees. 12% 5-Year CAGR 4% Y/Y Change 69% 73% 74% 72% 69% 73% 71% 80% Asset-Based Revenues*(%)

48 Significant portion of growth-driven variable expenses PCG Financial Advisor Compensation & Benefits, 49% Incentive Compensation, 9% All Other Compensation and Benefits, 22% CONSOLIDATED NON-INTEREST EXPENSES Note: FYTD 2023 includes first two quarters of fiscal year 2023. FYTD 2023 ~58% of Consolidated Expenses are PCG Financial Advisor Compensation & Benefits and Incentive Compensation NON-COMPENSATION EXPENSES COMPENSATION EXPENSES Communications & Information Processing, 7% Occupancy & Equipment, 3% Business Development, 2% Investment Sub-Advisory Fees, 2% Professional Fees, 2% Bank Loan Provision for Credit Losses, 1% Other, 3%

1,119 1,315 1,409 1,105 1,971 2,169 1,043 1,234 FY 2017 FY 2018 FY 2019 FY 2020 FY 2021 FY 2022 FYTD 2022 FYTD 2023 Note: 5-year CAGR for period FY 2017 – FY 2022. FYTD 2023 and FYTD 2022 includes first two quarters of fiscal year 2023 and 2022, respectively. Charts not to scale. *This is a non-GAAP measure. Beginning in fiscal 2022, this non-GAAP measure was adjusted for additional expenses directly related to our acquisitions that we believe are not indicative of core operating results. Fiscal 2021 through 2022 reflect the aforementioned acquisition-related expense adjustments, while fiscal 2017 through 2020 were not revised to reflect such adjustments. See the schedules in the Appendix of this presentation for additional information on these measures and a reconciliation of our non-GAAP measures to the most directly comparable GAAP measure. 49 Track record of generating operating leverage 925 1,311 1,375 1,052 1,791 2,022 991 1,209 FY 2017 FY 2018 FY 2019 FY 2020 FY 2021 FY 2022 FYTD 2022 FYTD 2023 17% 5-Year CAGR 22% Y/Y Change 14% 5-Year CAGR 18% Y/Y Change CONSOLIDATED PRE-TAX INCOME $ MILLIONS CONSOLIDATED ADJUSTED PRE-TAX INCOME* $ MILLIONS

50 Pre-tax margin 14.5% 18.0% 17.8% 13.2% 18.4% 18.4% 21.4% 17.6% 18.1% 18.2% 13.8% 20.2% 19.7% 21.8% FY 2017 FY 2018 FY 2019 FY 2020 FY 2021 FY 2022 FYTD 2023** PRE-TAX MARGIN* Pre-Tax Margin (GAAP) Adjusted Pre-Tax Margin (Non-GAAP)*** *Based on net revenues. **Six months ended March 31, 2023. ***This is a non-GAAP measure. Beginning in fiscal 2022, this non-GAAP measure was adjusted for additional expenses directly related to our acquisitions that we believe are not indicative of core operating results. Fiscal 2021 through 2022 reflect the aforementioned acquisition-related expense adjustments, while fiscal 2017 through 2020 were not revised to reflect such adjustments. See the schedules in the Appendix of this presentation for additional information on these measures and a reconciliation of our non-GAAP measures to the most directly comparable GAAP measures.

51 Return on common equity 12.2% 14.4% 16.2% 11.9% 18.4% 17.0% 19.3% 14.5% 16.0% 16.7% 12.5% 20.0% 18.2% 19.7% FY 2017 FY 2018 FY 2019 FY 2020 FY 2021 FY 2022 FYTD 2023* RETURN ON COMMON EQUITY Return on Common Equity Adjusted Return on Common Equity** *Six months ended March 31, 2023, annualized. **This is a non-GAAP measure. Beginning in fiscal 2022, this non-GAAP measure was adjusted for additional expenses directly related to our acquisitions that we believe are not indicative of core operating results. Fiscal 2021 through 2022 reflect the aforementioned acquisition-related expense adjustments, while fiscal 2017 through 2020 were not revised to reflect such adjustments. See the schedules in the Appendix of this presentation for additional information on these measures and a reconciliation of our non-GAAP measures to the most directly comparable GAAP measures.

Note: As of March 31, 2023. *This amount includes cash on hand at the parent, as well as parent cash loaned to Raymond James & Associates ("RJ&A"), which RJ&A has invested on behalf of RJF in cash and cash equivalents or otherwise deployed in its normal business activities. **This is a non-GAAP measure. See the schedules in the Appendix of this presentation for a reconciliation of our non-GAAP measures to the most directly comparable GAAP measures and for more information on these measures. ***To be considered well-capitalized. 52 Strong balance sheet $ in millions, except per share amounts 2Q23 Total assets $ 79,180 RJF corporate cash* $ 1,833 Total common equity attributable to RJF $ 9,875 Book value per share $ 46.67 Tangible book value per share** $ 38.14 Weighted-average common and common equivalent shares outstanding – diluted 219.2 Tier 1 capital ratio 20.1% Total capital ratio 21.4% Tier 1 leverage ratio 11.5% Regulatory Requirements*** 8% 10% 5% CREDIT RATINGS Moody’s A3 rating and Stable Outlook Standard and Poor’s A- rating and Stable Outlook Fitch A- rating and Stable Outlook

53 Simple and stable funding and capital base Bank Deposits, 68% Brokerage Client Payables, 9% Shareholders' Equity, 13% Senior Notes Payable, 3% All Other, 7% TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY as of Mar. 31, 2023 Weighted-average remaining maturity of notes outstanding of 21 years 88% FDIC-Insured (95% at Raymond James Bank)

54 Strong capital ratios 5% 10% 15% 20% 25% 30% 4% 5% 6% 7% 8% 9% 10% 11% 12% To ta l C ap ita l R at io * Tier 1 Leverage Ratio** Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 RJF Peer 1 Regulatory Requirements to be Well-Capitalized R JF T ar ge t Note: Sourced from publicly available information as of March 31, 2023. *Total Capital Ratio is equal to Total Capital divided by risk weighted assets (as defined by regulations). **Tier 1 Leverage Ratio is equal to Tier 1 Capital divided by adjusted average assets (as defined by regulations).

Deposit Funding

The Raymond James Bank Deposit Program in PCG provides most of the firm's funding. The addition of TriState Capital Bank introduced additional deposit gathering mechanisms, and RJ Bank launched an enhanced-yield savings program for additional diversification.



Affiliate Bank
RJ Sweep Program
Raymond James Bank Deposit Program (RJBDP)
Raymond James Bank
TriState Capital Bank
3rd Party Banks
Client Interest Program (CIP) at Raymond James & Associates
Other Bank Segment Deposits
Raymond James Bank
TriState Capital Bank

- Multibank deposit program offering market-leading FDIC insurance (up to $3M per insurable capacity)
  - Includes our 2 affiliated banks (Raymond James Bank and TriState Capital Bank)
  - and a portfolio of 27 third party banks
- Alternative to RJBDP; primarily used for deposits in excess of $3 million, or deposits that do not sweep to banks
- SIPC and excess SIPC insured
- RJ Bank also includes deposits from checking/savings accounts, brokered CDs and newly-launched Enhanced Savings Program (ESP).
- TriState Capital Bank utilizes some funding from the sweep program; however, the vast majority of its funding is derived from its own diverse deposit gathering lines of business, including National Deposit Sales and Treasury Management

55

RAYMOND JAMES

Deposit Funding

PCG domestic client cash sweep balances are utilized to fund several corresponding assets – both off and on RJF's balance sheet – such as assets at both banks and client margin loans at RJ&A. Additionally, TriState maintains separate deposit sources in addition to its PCG client cash sweep balances.

CLIENT CASH BALANCES AND OTHER DEPOSITS, AND CORRESPONDING ASSETS
(March 31, 2023; $ billions)



Client Cash Balances and Other Deposits (~$65)
Raymond James Bank Deposit Program (RJBDP) (~$47)
Other Bank Segment Deposits (~$16)
Brokerage Client Cash / Client Interest Program (~$2)
RJ Bank: RJBDP (~$35) ESP* (~$3) Other (~$1)
TSC Bank: RJBDP (~$3) Other (~$12)
RJBDP To Third Party Banks: (~$9)
Corresponding Assets
Bank Segment Earning Assets¹ (~$54)
Net Interest Income (NII) to Bank Segment
Account and Service Fees to PCG Segment²
Assets at Third-Party Banks (~$9)
Account and Service Fees to PCG Segment
Client Margin Loans (~$2)
NII to PCG Segment
Segregated Assets³ (~$0.4)
NII to PCG Segment

Note: The diagram does not contain all the firm's interest-bearing assets and liabilities; instead, the diagram is intended to only illustrate those interest-bearing assets and liabilities that are related to client cash balances and other deposits; the numbers on this page are directional and may not tie perfectly to other financial reports. Numbers may not add due to rounding. 1. Assets for the Bank Segment were $60.4 billion at 3/31/23; ~$54 billion represents the estimated amount funded with client cash sweep balances and other deposits (the other portion funded with capital and other borrowings). 2. These Account and Service Fees from the Bank to PCG are eliminated in the consolidated financial statements. 3. Segregated assets of $0.4 billion reflect portion attributable to corresponding cash balances, the actual amount of $2.2 billion includes other items.

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RAYMOND JAMES

Client Sweep, Money Market, and ESP Balances $47.8 $47.2 $48.2 $56.4 $54.7 $50.8 $54.2 $59.1 $74.0 $75.2 $77.0 $80.4 $79.9 $78.9 $81.6 $87.5 $89.6 $92.0 $90.7 $94.9 $98.8 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 TOTAL CLIENTS’ DOMESTIC CASH SWEEP, PURCHASED MONEY MARKET FUNDS, AND ESP* ENDING BALANCES ($B) Total clients' domestic cash sweep Purchased Money market funds ESP 57 *In March 2023, we launched our Enhanced Savings Program (ESP), in which Private Client Group clients may deposit cash in a high-yield Raymond James Bank account.

58 $13,594 $14,442 $28,036 $- $5,000 $10,000 $15,000 $20,000 $25,000 $30,000 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 TOTAL CLIENTS’ DOMESTIC CASH SWEEP, PURCHASED MONEY MARKET FUNDS (MMF) AND ESP* AVERAGE BALANCE PER ACCOUNT Avg Purchased MMF Per Account Avg Cash Per Account Avg Total clients' domestic sweep cash and MMF *In March 2023, we launched our Enhanced Savings Program (ESP), in which Private Client Group clients may deposit cash in a high-yield Raymond James Bank account. Client Sweep, Money Market, and ESP Balances

59 Diversified loan portfolio with focus on SBLs and residential mortgage loans SBL, 33% C&I Loans, 26% Residential Mortgage Loans, 18% CRE Loans, 16% REIT Loans, 4% Tax-Exempt Loans, 3% BANK SEGMENT LOAN MIX* Commercial & Industrial Portfolio (C&I) • All senior positions, no mezzanine lending • Highly diversified with no industry category representing more than 3.5% of total loans • Approximately 80% is focused on larger companies with EBITDA >$100 million and track record of access to other sources with approximately 55% of these loans being commitments to public companies; Approximately 20% of the portfolio is focused on middle market companies $60.4 BILLION TOTAL BANK SEGMENT ASSETS $43.7 BILLION TOTAL LOANS, NET Commercial Real Estate Portfolio (CRE) • Majority of project loans are to fully stabilized properties with average loan-to-value of approximately 60%; construction loans represent < 2% of total loans Real Estate Investment Trusts (REIT) • REITs that are typically more diversified, have a track record of access to other capital sources, and have at or near investment grade ratings Residential Mortgage Portfolio • Majority of mortgages to Private Client Group clients, diversified across the country • Average loan-to-value of approximately 65% at origination; average FICO score of approximately 770 • Almost entire portfolio are first mortgages; no Alt. A / subprime / negative amortizing mortgages Securities-Based Lending (SBL) Portfolio • Flexible, SOFR-based line of credit used for non-purpose lending • Collateralized by assets in brokerage accounts • Structured Lending offered to High Net Worth / Ultra-High Net Worth Private Client Group clients Note: As of March 31, 2023. *Net loans for Raymond James Bank and TriState Capital Bank.

$7.5 $1.3 8.8 All other Bank loans Total CRE & REIT All other Real Estate Office 60 CRE & REIT Exposure BANK SEGMENT LOANS, NET ($B) Office loans ($1.3B) • 15% of CRE/REIT • 3% of total loans • ~30% of office loans mature in 2023 and 2024 TOTAL CRE & REIT LOANS ($B) $43.7 $8.8 (20%) Note: As of March 31, 2023. $

Note: Quarter-end balances as of March 31, 2018 and March 31, 2023, respectively. *Starting in June 2022, these metrics include the impact of the acquisition of TriState Capital Bank. **Corporate loans include C&I, CRE and CRE construction loans for the quarter ended March 31, 2018, and includes C&I, CRE and REIT loans for the quarter ended March 31, 2023.61 Loan growth 40% 19% 13% 7% Securities-based Loans Residential Mortgage Loans Corporate Loans** Tax-Exempt Loans BANK SEGMENT LOANS* 5-YEAR CAGR (MARCH 31, 2018 – MARCH 31, 2023)

62 Key credit trends 55 169 80 34 26 3 14 24 28 13 20 22 233 (32) 100 42 FY 08 FY 09 FY 10 FY 11 FY 12 FY 13 FY 14 FY 15 FY 16 FY 17 FY 18 FY 19 FY 20 FY 21 FY 22 FYTD 23* BANK LOAN PROVISION/(BENEFIT) FOR CREDIT LOSSES $ MILLIONS 12.59% 10.10% 7.23% 5.83% 3.98% 1.84% 2.15% 1.94% 1.54% 1.18%1.36% 4.35% 3.27% 1.14% 0.92% FY 09 FY 10 FY 11 FY 12 FY 13 FY 14 FY 15 FY 16 FY 17 FY 18 FY 19 FY 20 FY 21 FY 22 2Q FY23** CRITICIZED LOANS AS % OF TOTAL LOANS HELD FOR INVESTMENT 0.66% 2.10% 2.48% 1.64% 1.18% 0.99% 0.69% 0.39%0.50% 0.21%0.12%0.18%0.10%0.20%0.13%0.16% FY 08 FY 09 FY 10 FY 11 FY 12 FY 13 FY 14 FY 15 FY 16 FY 17 FY 18 FY 19 FY 20 FY 21 FY 22 2Q FY23** NONPERFORMING ASSETS AS % OF TOTAL ASSETS 1.23% 2.23%2.36%2.18% 1.81% 1.52% 1.33%1.32%1.30% 1.11%1.04%1.04% 1.65% 1.27% 0.91%0.94% FY 08 FY 09 FY 10 FY 11 FY 12 FY 13 FY 14 FY 15 FY 16 FY 17 FY 18 FY 19 FY 20 FY 21 FY 22 2Q FY23** BANK LOAN ALLOWANCE FOR CREDIT LOSSES AS % OF TOTAL LOANS HELD FOR INVESTMENT Note: Charts not to scale. Starting in June 2022, these metrics include the impact of the acquisition of TriState Capital Bank. *FYTD 2023 includes first two quarters of fiscal year 2023. **2Q FY 2023 as of March 31, 2023.

63 Duration profile Note: As of March 31, 2023. Percentages shown are as a percent of total Bank segment assets. Total will not equal 100% due to Cash and Other Assets and Loans Held for Sale being excluded from pie chart. Effective duration is measured as a percent change in price for every 1% change in rates. Medium duration equals 2-4%, medium to long duration equals 4-6% and long duration equals over 6%. *Includes Bank segment cash balances ~66% of assets with no duration* BANK SEGMENT ASSET MIX EFFECTIVE DURATION PROFILE

Historical financial targets

	2017	2018	2019	2021	2022
Adjusted Compensation Ratio(1)	< 67%	< 66.5%	< 66.5%	< 70%	< 66%
Adjusted Pre-Tax Margin(1)	> 17%	> 18%	> 18%	15%-16%	19%-20%+
Adjusted Return on Common Equity	14%-15%	16%-17%	16%-17%	14%-15%+	16%-17%
Adjusted Return on Tangible Common Equity(2)	n/a	n/a	n/a	16%-17%+	19%-20%
Target Federal Funds range when RJF targets given	1.00%-1.25%	1.75%-2.00%	2.25%-2.50%	0.00%-0.25%	1.00%-1.25%

Note: These targets represent non-GAAP financial measures and exclude potential material items that may not be indicative of our core operating results and were provided during the Analyst & Investor Day in the respective year. There was no Analyst & Investor Day event held in 2020.
1. On net revenues. 2. Adjusted Return on Tangible Common Equity target commenced in 2021.

64

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65 Financial targets < 65% Adjusted Pre-Tax Margin* Adjusted Compensation Ratio* Adjusted Return on Common Equity 20%+ 17%+ Note: These targets represent non-GAAP financial measures and exclude potential material items that may not be indicative of our core operating results. Achieving these targets could be impacted by various factors. * On net revenues. KEY ASSUMPTIONS: • Current equity markets/ economic conditions • Business volumes comparable to second fiscal quarter • Assumes Federal Funds target range of 500-525 basis points 20%+ Adjusted Return on Tangible Common Equity

66 Key long-term capital and liquidity targets Target Current* Tier 1 leverage ratio for RJF > 10% 11.5% RJF corporate cash** > $1.2 B $1.8 B Total debt to book capitalization ratio*** < 32% 17.8% *As of March 31, 2023. **This amount includes cash on hand at the parent, as well as parent cash loaned to RJ&A, which RJ&A has invested on behalf of RJF in cash and cash equivalents or otherwise deployed in its normal business activities. ***Calculated as consolidated funded indebtedness (corporate debt/senior notes plus other borrowings less FHLB advances) divided by consolidated RJF common equity plus consolidated funded indebtedness.

2023 ANALYST & INVESTOR DAY Q&A PAUL REILLY Chair & CEO, Raymond James Financial SCOTT CURTIS President, Private Client Group PAUL SHOUKRY Chief Financial Officer, Raymond James Financial

2023 ANALYST & INVESTOR DAY Appendix

2023 ANALYST & INVESTOR DAY Presenter Biographies

Paul Reilly Paul Reilly became chief executive officer of Raymond James Financial in May 2010 after joining the firm’s management team as president and CEO-designate in May 2009. He has served on the firm’s board of directors since 2006 and was named chair in 2017. From July 2001 to April 2009, he was executive chairman of Korn/Ferry International, a global provider of talent management solutions with more than 90 offices in 39 countries throughout North America, Latin America, Europe, the Middle East, Africa and Asia-Pacific. Mr. Reilly began his tenure with the company as chairman and CEO in 2001. Prior to Korn/Ferry, he was the first CEO of KPMG International. Based in Amsterdam, he was responsible for the overall strategy and international implementation of the firm’s global products and services. Before being named CEO at KPMG, he ran the firm’s financial services business and previously held senior management positions in its real estate consulting group. Mr. Reilly holds his Bachelor of Science degree and MBA from the University of Notre Dame and remains active with the school, serving on the Business Advisory Council and having formerly served on the Mendoza Graduate Alumni Board. He was a recipient of the Distinguished Alumnus Award in 2004-2005. In addition to his degrees, he earned the Certified Public Accountant designation. Mr. Reilly is a financial services industry leader, serving as chairman of the American Securities Association, an executive committee member of SIFMA and a member of the Bank Policy Institute. He is also active in charitable causes, including involvement with the National Leadership Roundtable on Church Management and Our Lady of Divine Providence House of Prayer in Clearwater, Florida. He has been an active member in the community, contributing to local organizations, such as the St. Petersburg Chamber of Commerce, Florida Council of 100, the American Heart Association and United Way. Mr. Reilly also serves on the board of Willis Towers Watson. He and his wife, Rose Baker Reilly, have six daughters and reside in St. Pete Beach Chair & Chief Executive Officer, Raymond James Financial Presenter biographies 70

Scott Curtis Scott Curtis is president of Raymond James’ Private Client Group, leading the firm’s domestic wealth management businesses that include more than 8,000 employee and independent financial advisors and generate more than 70% of overall firm revenues. Prior to his current role, he served as president of Raymond James Financial Services, directing the firm’s independent advisor business. From 2006 to 2012, Mr. Curtis was senior vice president of the Raymond James & Associates Private Client Group where he was responsible for leading multiple initiatives focused on revenue growth, efficiency enhancements, product development, risk mitigation and service improvement. He joined Raymond James in February 2003 as president of Raymond James Insurance Group, having spent the prior 13 years of his career with GE Financial Assurance in a variety of senior leadership roles, including as national sales director for packaged investment products and as president of the firm’s retail broker/dealer. Mr. Curtis earned his MBA from the Ross School of Business at the University of Michigan and received a bachelor’s degree in economics and English from Denison University. He is a member of the Raymond James Financial Executive Committee and serves on the board of Raymond James Bank and Raymond James Ltd., the firm’s Canadian subsidiary. Mr. Curtis is also a member of the FINRA Membership Committee and serves on the board of The Financial Services Institute, the Chi Chi Rodriguez Youth Foundation, and the United Way Suncoast. President, Private Client Group Presenter biographies 71

Paul Shoukry Paul Shoukry is chief financial officer of Raymond James Financial, Inc. (NYSE: RJF). He is responsible for the overall financial management of the company, including balance sheet management, financial reporting, investor relations, corporate development, corporate tax, cash management, regulatory reporting and financial planning and analysis. Mr. Shoukry also oversees the company’s ESG strategy, initiatives and reporting. He is a member of the firm’s Executive Committee and serves on the boards of subsidiaries Raymond James & Associates and TriState Capital Bank. Mr. Shoukry joined Raymond James in 2010 to participate in the firm's Assistant to the Chairman program. He earned an MBA with honors from Columbia University. Before business school, Mr. Shoukry worked for a strategy consulting firm that focused on serving clients in the financial services industry. He started his career as a commercial banker after graduating magna cum laude with a Bachelor and Master of Accounting from The University of Georgia. Mr. Shoukry also completed the Strategic CFO Program at The Wharton School. He is a Certified Public Accountant (CPA), a Certified Treasury Professional, and a Series 7 and 27 holder. Mr. Shoukry was named to Fortune's "40 under 40 in Finance." Mr. Shoukry enjoys golfing and spending time with his wife and three children. He is passionate about childhood education and serves on the board of trustees for Academy Prep Center of Tampa. Paul also serves on the advisory board for Florida Institute of CFOs, the executive cabinet for the American Heart Association’s Heart Ball, and he is the executive sponsor for the firm's multicultural network. Chief Financial Officer, Raymond James Financial Presenter biographies 72

73 Executive Committee Paul Reilly Chair & CEO Raymond James Financial Bella Loykhter Allaire EVP, Technology & Operations Raymond James Financial Chris Aisenbrey Chief Human Resources Officer Raymond James Financial Jim Bunn President Global Equities & Investment Banking Horace Carter President Fixed Income Jamie Coulter Chief Executive Officer Raymond James Limited Tash Elwyn President & CEO Raymond James & Associates Jodi Perry President, Independent Contractors Division Raymond James Financial Services Scott Curtis President Private Client Group Jeff Dowdle Chief Operating Officer Raymond James Financial President Asset Management Group Steve Raney Chair & CEO Raymond James Bank Jonathan Santelli EVP & General Counsel Raymond James Financial Paul Shoukry Chief Financial Officer Raymond James Financial

2023 ANALYST & INVESTOR DAY Non-GAAP Reconcilations

Reconciliation of non-GAAP financial measures to GAAP financial measures (unaudited)

We utilize certain non-GAAP financial measures as additional measures to aid in, and enhance, the understanding of our financial results and related measures. These non-GAAP financial measures have been separately identified in this document. We believe certain of these non-GAAP financial measures provide useful information to management and investors by excluding certain material items that may not be indicative of our core operating results. We utilize these non-GAAP financial measures in assessing the financial performance of the business, as they facilitate a comparison of current- and prior-period results. In fiscal 2022, certain of our non-GAAP financial measures were adjusted for additional expenses directly related to our acquisitions that we believe are not indicative of our core operating results, including acquisition-related retention, amortization of identifiable intangible assets arising from our acquisitions, and the initial provision for credit losses on loans acquired and lending commitments assumed as a result of the Tristate Capital acquisition. The six months ended March 31, 2022, twelve months ended September 30, 2021, and twelve months ended September 30, 2022 reflect the aforementioned acquisition-related expense adjustments, while the twelve months ended September 30, 2017 through 2020 were not revised to reflect such adjustments. These adjustments would have resulted in higher adjusted pre-tax income, adjusted pre-tax margin, and adjusted return on common equity for the twelve months ended September 30, 2017 through 2020. We believe that return on tangible common equity and tangible book value per share are meaningful to investors as they facilitate comparisons of our results to the results of other companies. In the following tables, the tax effect of non-GAAP adjustments reflects the statutory rate associated with each non-GAAP item. These non-GAAP financial measures should be considered in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP. In addition, our non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures of other companies. The following tables provide a reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures for those periods which include non-GAAP adjustments.

	Six months ended		Twelve months ended	
$ in millions	March 31, 2022	March 31, 2023	September 30, 2021	September 30, 2022
Net Income available to common shareholders [1]	$ 769	$ 932	$ 1,403	$ 1,505
Non-GAAP adjustments:				
Expenses directly related to acquisitions included in the following financial statement line items:				
Compensation, commissions and benefits — Acquisition-related retention[2]	25	35	49	60
Professional fees	7	-	10	12
Bank loan provision/(benefit) for credit losses — Initial provision for credit losses on acquired loans [3]	-	-	-	26
Other:				
Amortization of identifiable intangible assets [4]	14	22	21	33
Initial provision for credit losses on acquired lending commitments [3]	-	-	-	5
All other acquisition-related expenses	6	-	2	11
Total "Other" expense	20	22	23	49
Total expenses related to acquisitions	52	57	82	147
Other — Insurance settlement received [5]	-	(32)	-	-
Losses on extinguishment of debt [6]	-	-	98	-
Pre-tax impact of non-GAAP adjustments	52	25	180	147
Tax effect of non-GAAP adjustments	(13)	(6)	(43)	(37)
Total non-GAAP adjustments, net of tax	39	19	137	110
Adjusted net income available to common shareholders	$ 808	$ 951	$ 1,540	$ 1,615
Pre-tax income [1]	$ 991	$ 1,209	$ 1,791	$ 2,022
Pre-tax impact of non-GAAP adjustments (as detailed above)	52	25	180	147
Adjusted pre-tax income	$ 1,043	$ 1,234	$ 1,971	$ 2,169
Pre-tax margin [7]	18.2%	21.4%	18.4%	18.4%
Adjusted pre-tax margin [7]	19.1%	21.8%	20.2%	19.7%

75

RAYMOND JAMES

76 Reconciliation of non-GAAP financial measures to GAAP financial measures (unaudited) *Note: The non-GAAP financial measures for the twelve months ended September 30, 2017 through 2020 were not revised to reflect the aforementioned additional expenses related to our acquisitions. $ in millions September 30, 2017 September 30, 2018 September 30, 2019 September 30, 2020 Net Income available to common shareholders (1) 636$ 857$ 1,034$ 818$ Non-GAAP adjustments: Acquisition and disposition-related expenses (8) 18 4 15 7 Losses on extinguishment of debt (6) 46 - - - Jay Peak settlement (9) 130 - - - Reduction in workforce expenses (10) - - - 46 Goodwill impairment (11) - - 19 - Pre-tax impact of non-GAAP adjustments 194 4 34 53 Tax effect of non-GAAP adjustments (62) (1) - (13) Impact of the Tax Act (12) - 105 - - Total non-GAAP adjustments, net of tax 132 108 34 40 Adjusted net income available to common shareholders 768$ 965$ 1,068$ 858$ Pre-tax income (1) 925$ 1,311$ 1,375$ 1,052$ Pre-tax impact of non-GAAP adjustments (as detailed above) 194 4 34 53 Adjusted pre-tax income 1,119$ 1,315$ 1,409$ 1,105$ Pre-tax margin (7) 14.5% 18.0% 17.8% 13.2% Adjusted pre-tax margin (7) 17.6% 18.1% 18.2% 13.8% Twelve months ended

77 Reconciliation of non-GAAP financial measures to GAAP financial measures (unaudited) $ in millions, except per share amounts March 31, 2022 March 31, 2023 September 30, 2021 September 30, 2022 Earnings per common share (13): Basic 3.71$ 4.33$ 6.81$ 7.16$ Diluted 3.61$ 4.23$ 6.63$ 6.98$ Adjusted earnings per common share (13): Adjusted basic 3.90$ 4.42$ 7.48$ 7.68$ Adjusted diluted 3.80$ 4.31$ 7.28$ 7.49$ Weghted average common shares outstanding - basic 207.0 214.5 205.7 209.9 Weighted average common shares outstanding - diluted 212.6 219.7 211.2 215.3 Average common equity (14) 8,482 9,650 7,635 8,836 Adjusted average common equity (14) 8,500 9,656 7,693 8,887 Return on common equity (15) 18.1% 19.3% 18.4% 17.0% Adjusted return on common equity (15) 19.0% 19.7% 20.0% 18.2% Six months ended Twelve months ended

78 Reconciliation of non-GAAP financial measures to GAAP financial measures (unaudited) $ in millions, except per share amounts September 30, 2017 September 30, 2018 September 30, 2019 September 30, 2020 Earnings per common share (13): Basic 2.95$ 3.93$ 4.88$ 3.96$ Diluted 2.89$ 3.84$ 4.78$ 3.88$ Adjusted earnings per common share (13): Adjusted basic 3.57$ 4.42$ 5.04$ 4.15$ Adjusted diluted 3.49$ 4.31$ 4.94$ 4.08$ Weghted average common shares outstanding - basic 215.0 218.0 211.5 206.4 Weighted average common shares outstanding - diluted 219.9 223.2 216.0 210.3 Average common equity (14) 5,235 5,949 6,392 6,860 Adjusted average common equity (14) 5,310 6,043 6,408 6,868 Return on common equity (15) 12.2% 14.4% 16.2% 11.9% Adjusted return on common equity (15) 14.5% 16.0% 16.7% 12.5% Twelve months ended *Note: The non-GAAP financial measures for the twelve months ended September 30, 2017 through 2020 were not revised to reflect the aforementioned additional expenses related to our acquisitions.

79 Reconciliation of non-GAAP financial measures to GAAP financial measures (unaudited) Book value per share $ in millions, except per share amounts March 31, 2022 March 31, 2023 Total common equity attributable to Raymond James Financial, Inc. 8,602$ 9,875$ Less non-GAAP adjustments: Goodwill and identifiable intangible assets, net 1,110 1,932 Deferred tax liabilities related to goodwill and identifiable intangible assets, net (88) (128) Tangible common equity attributable to Raymond James Financial, Inc. 7,580$ 8,071$ Common shares outstanding 207.9 211.6 Book value per share(16) 41.38$ 46.67$ Tangible book value per share(16) 36.46$ 38.14$ As of

80 Footnotes (1) Excludes non-controlling interests. (2) Includes acquisition-related compensation expenses arising from equity and cash-based retention awards issued in conjunction with acquisitions in prior years. Such retention awards are generally contingent upon the post- closing continuation of service of certain associates who joined the firm as part of such acquisitions and are expensed over the requisite service period. (3) The twelve months ended September 30, 2022 included an initial provision for credit losses on loans and lending commitments acquired as part of our TriState Capital acquisition of $26 million (included in “Bank loan provision/(benefit) for credit losses”) and $5 million (included in “Other” expense), respectively. These provisions were required under U.S. generally accepted accounting principles to be recorded in earnings in the reporting period following the acquisition date. (4) Amortization of identifiable intangible assets, which was included in “Other” expense, includes amortization of identifiable intangible assets arising from our acquisitions. (5) The six months ended March 31, 2023 included the favorable impact of a $32 million insurance settlement received during the period related to a previously settled litigation matter. This item has been reflected as an offset to Other expenses within our Other segment. In the computation of our non-GAAP financial measures, we have reversed the favorable impact of this item on adjusted pre-tax income and adjusted net income available to common shareholders. (6) Losses on extinguishment of debt include make-whole premiums, the accelerated amortization of debt issuance costs, and certain legal and other professional fees associated with the redemptions of our $250 million of 5.625% senior notes due 2024 and our $500 million of 3.625% senior notes due 2026, which occurred during the twelve months ended September 30, 2021 and the early extinguishment of our 8.60% Senior Notes due 2019 and 6.90% Senior Notes due 2042, which occurred during the twelve months ended September 30, 2017. (7) Pre-tax margin is computed by dividing pre-tax income by net revenues for each respective period or, in the case of adjusted pre-tax margin, computed by dividing adjusted pre-tax income by net revenues for each respective period. (8) The twelve months ended September 30, 2020 included a $7 million loss in our Capital Markets segment related to the sale of our interests in certain entities that operated predominantly in France. The twelve months ended September 30, 2019 included a $15 million loss in our Capital Markets segment on the sale of our operations related to research, sales and trading of European equities. The twelve months ended September 30, 2018 and September 30, 2017 included expenses associated with our acquisition of Scout Investments and its Reams Asset Management division. (9) Other expenses included legal expenses associated with the Jay Peak settlement. For further information see our Annual Report on Form 10-K for the year ended September 30, 2017 (available at www.sec.gov). (10) Reduction in workforce expenses for the twelve months ended September 30, 2020 are associated with position eliminations that occurred in our fiscal fourth quarter of 2020 in response to the economic environment. These expenses primarily consist of severance and related payroll expenses, as well as expenses related to company-paid benefits. These expenses are included in our Other segment. (11) The twelve months ended September 30, 2019 included a $19 million goodwill impairment charge associated with our Canadian Capital Markets business. (12) The impact of the Tax Act includes the remeasurement of U.S. deferred tax assets at the lower enacted corporate tax rate and, to a lesser extent, a one-time transition tax on deemed repatriated earnings of foreign subsidiaries. (13) Earnings per common share is computed by dividing net income available to common shareholders (less allocation of earnings and dividends to participating securities) by weighted-average common shares outstanding (basic or diluted as applicable) for each respective period or, in the case of adjusted earnings per share available to common shareholders, computed by dividing adjusted net income available to common shareholders (less allocation of earnings and dividends to participating securities) by weighted-average common shares outstanding (basic or diluted as applicable) for each respective period.

81 Footnotes (cont.) (14) For the year-to-date period, average common equity is computed by adding the total common equity attributable to Raymond James Financial, Inc. as of each quarter-end date during the indicated period to the beginning of year total, and dividing by three, or in the case of average tangible common equity, computed by adding tangible common equity as of each quarter-end date during the indicated period to the beginning of year total, and dividing by three. For the annual period, average common equity is computed by adding the total common equity attributable to Raymond James Financial, Inc. as of each quarter-end date during the indicated period to the beginning of year total, and dividing by five. Adjusted average common equity is computed by adjusting for the impact on average common equity of the non-GAAP adjustments, as applicable for each respective period. (15) Return on common equity is computed by dividing annualized net income available to common shareholders by average common equity for each respective period. Adjusted return on common equity is computed by dividing annualized adjusted net income available to common shareholders by adjusted average common equity for each respective period. (16) Book value per share is computed by dividing total common equity attributable to Raymond James Financial, Inc. by the number of common shares outstanding at the end of each respective period or, in the case of tangible book value per share, computed by dividing tangible common equity by the number of common shares outstanding at the end of each respective period. Tangible common equity is defined as total common equity attributable to Raymond James Financial, Inc. less goodwill and intangible assets, net of related deferred taxes.